FOR IMMEDIATE RELEASE

Contact:
Press Contact:	Investor Contact:
Michael Beckerman Beckerman Public Relations 908-781-6420 michael@beckermanpr.com	Gerard H. Sweeney Christopher P. Marr Brandywine Realty Trust 610-325-5600 info@brandywinerealty.com

Brandywine Realty Trust Announces Third Quarter 2004 Earnings

PLYMOUTH MEETING, PA, November 4, 2004 - Brandywine Realty Trust (BDN-NYSE) announced today that diluted earnings per share (EPS) was $0.39 for the third quarter of 2004, an increase of $0.02 per share as compared to $0.37 for the third quarter of 2003. Net income was $21.2 million for the third quarter of 2004, an increase of $3.8 million, as compared to $17.4 million for the third quarter of 2003.

Diluted EPS was $1.07 for the nine months ended September 30, 2004, an increase of $0.11 per share, as compared to $0.96 per share for the nine months ended September 30, 2003. Net income was $51.8 million for the nine months ended September 30, 2004, an increase of $7.0 million, as compared to $44.8 million for the nine months ended September 30, 2003.

Diluted funds from operations (FFO) was $33.7 million or $0.67 per share for the third quarter of 2004 compared to $34.4 million or $0.71 per share for the third quarter of 2003. FFO for the nine months ended September 30, 2004, excluding a $4.5 million preferred share redemption gain in February 2004, was $95.0 million or $1.93 per share as compared to $95.8 million or $2.02 per share for the same period in 2003. FFO represents a non-generally accepted accounting principle (GAAP) financial measure. A table reconciling FFO to net income, the GAAP measure that the Company believes to be most directly comparable, is within the consolidated financial statements included in this release.

Brandywine President and Chief Executive Officer, Gerard H. Sweeney, commented, “The third quarter was an extraordinarily active one for the Company. We announced, closed and executed the permanent capital structure on our $600 million acquisition of The Rubenstein Company. Along these lines we completed a 7.75 million common share offering that netted the Company $217 million. Subsequent to quarter end we also accessed the investment grade unsecured debt market through our $525 million debut offering of senior unsecured notes. This offering significantly reduced our exposure to floating rate debt and substantially concludes our balance sheet repositioning strategy. Our operating portfolio continued to perform in line with expectations and, during the quarter, we leased over 1.1 million square feet. With market conditions gradually improving, we are confident that our financial capacity, market position, and strong operating platform position the Company well for future growth.”

Brandywine Realty Trust Summary Portfolio Performance

•	Payout ratio of FFO was 65.7% for the quarter and 68.6% YTD
•	Quarterly rental rate growth on new leases was positive 1.3% on a straight-line basis
•	Quarterly rental rate growth on renewals was negative 3.3% on a straight-line basis
•	Quarterly retention rate was 78.1%
•	YTD rental rate growth on new leases was positive 0.5% on a straight-line basis

401 Plymouth Road, Suite 500 • Plymouth Meeting, PA 19462	Phone: (610) 325-5600 • Fax: (610) 325-5622 • www.brandywinerealty.com

•	YTD rental rate growth on renewals was negative 3.0% on a straight-line basis
•	YTD retention rate was 77.3%
•	Portfolio was 90.5% occupied and 91.5% leased as of September 30, 2004
•	Leases expired or were terminated for approximately 1,161,000 square feet during the quarter
•	Leases were renewed for approximately 907,000 square feet during the quarter
•	New leases were signed for approximately 220,000 square feet during the quarter
•	YTD leases expired or were terminated for approximately 3,232,000 square feet
•	YTD leases were renewed for 2,497,000 square feet and new leases signed for 542,000 square feet

Distributions

On September 20, 2004, the Board of Trustees declared a regular quarterly dividend distribution of $0.44 per common share that was paid October 15, 2004 to shareholders of record as of October 5, 2004. The Company also announced its dividend for the third quarter of 2004 was $.46875 per 7.50% Series C Cumulative Redeemable Preferred Share and $.46094 per 7.375% Series D Cumulative Redeemable Preferred Share that was paid on October 15, 2004 to holders of record of the Series C and Series D Preferred Shares as of September 30, 2004.

Significant Transactions

In July 2004, the Company completed its acquisition of Greentree V, a 170,000 square foot Class A office building located in Marlton, NJ.

In August 2004, the Company announced that it had agreed to acquire 100% ownership interest in The Rubenstein Company, L.P. for consideration of approximately $600 million. The transaction closed on September 21, 2004 adding 3.5 million square feet of Class A office space to the Company’s core markets.

On September 17, 2004 the Company announced the completion of its sale of 7.75 million common shares netting proceeds to the Company of approximately $217 million. The proceeds were used to fund a portion of the consideration payable in its acquisition of the Rubenstein portfolio.

On October 22, 2004 the Company’s operating partnership completed its sale of $275 million of 4.50% senior unsecured notes due November 1, 2009 and $250 million of 5.40% unsecured notes due November 1, 2014. The notes were rated Baa3 by Moody’s Investor Services and BBB- by Standard & Poor’s and Fitch Ratings. Net proceeds from the offering were used to repay existing indebtedness, including $320 million of debt incurred in connection with the acquisition of the Rubenstein portfolio.

2004 Financial Outlook

Our outlook for the fourth quarter and full year 2004 is based on the following assumptions:

•	We expect our same store occupancy to decline slightly in the fourth quarter of 2004 as compared to the average occupancy levels experienced in the comparable quarter last year.
•	We expect the year to date trend of flat to slightly negative rental rate growth on a straight-line basis to continue in the fourth quarter.
•	The Company will write-off approximately $2.9 million ($0.05 per share) of costs incurred in connection with the financings put in place for the closing of the Rubenstein portfolio. The 2007 debt was repaid in full in connection with the October issuance of $525 million of unsecured notes. The 2008 debt is expected to be repaid in full during the fourth quarter.

Based on these key assumptions, we expect the fourth quarter 2004 FFO per share to be $0.65 to $0.66 and EPS to be $0.21 to $0.22 exclusive of an estimated $0.05 per share charge for the write-off of deferred financing fees. We expect full year 2004 FFO per share to be $2.58 to $2.59 and EPS to be $1.28 to $1.29 excluding the $0.09 per share preferred share redemption gain and the $0.05 per share write-off of deferred financing fees.

These estimates reflect management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and various other assumptions and projections. The estimates may be positively or negatively impacted primarily by the timing and terms of property leases.

2005 Financial Outlook

As of the date of this release, we expect our full year 2005 EPS to be $0.63 to $0.73 and FFO per share to be $2.45 to $2.55. The Company’s projections are based on several key and variable assumptions and estimates, including the following:

Same-Store Results

In 2005, the Company expects its same-store portfolio (which represents 78% of total square footage owned and 77% of projected 2005 net operating income) to achieve the following percentage changes from currently projected 2004 results:

% change 2004-2005

GAAP rent and reimbursements:	(0.5%) – (1.5%)
(Not including termination fees)

Expenses:	(1.50%) – (0.50%)

NOI:	0% – (2.0%)

Occupancy:	0.50% – (0.50%)

The Company’s projections for same-store activity are based upon competitive market conditions and continued downward pressure on market rents. The Company’s projections for operating expenses include a return to more normalized levels of snow removal expenses in 2005.

The Company’s financial outlook for 2005 as presented above does not take into account lease termination fees or settlements as management is unable to forecast reliably either the timing or amount of any such items. During the first nine months of 2004 the Company recognized approximately $0.05 of FFO per share on account of lease terminations, settlements, and other similar items.

Acquisitions, Dispositions, Development

The Company’s 2005 outlook assumes that the asset identified for sale in its September 30, 2004 balance sheet is sold in the fourth quarter of 2004 and further assumes a very limited amount of disposition activity. The Company’s outlook assumes the completion of all development projects identified in its supplemental disclosure as of September 30, 2004. Accurately forecasting the timing and dollar amount of potential acquisitions is complex and these two variables have a high degree of sensitivity on forecasted results. While the acquisition market remains aggressively priced, we intend to use the financial capacity we have created to take advantage of select opportunities. Targeted acquisitions are a component of the Company’s 2005 strategy.

Financing Activity

The Company has taken significant steps in 2004 toward strengthening its balance sheet and reducing its reliance on short-term borrowings. These efforts are reflected in the Company’s issuance of common equity, perpetual preferred shares and investment grade unsecured notes during 2004. In addition to these financings, the Company entered into a new line of credit facility, with a maturity of May 2007. The Company has improved its leverage and coverage levels and reduced its floating rate exposure. The Company also has no consolidated debt maturing in 2005. As a result of these activities, the Company has reduced its exposure to floating interest rates (as a % of total debt) from 45% at June 30, 2004 to 11% by the end of 2004.

The Company has the financial capacity and expectation of financing its obligations in 2005 through a combination of cash flow from operations and borrowings under its line of credit. The credit facility is priced at a spread over Libor (2.74% at September 30, 2004) and the Company’s guidance assumes a continual gradual increase in floating interest rates throughout 2005.

Forward-Looking Statements

Estimates of future earnings per share and FFO per share and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company and its affiliates to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: the Company’s ability to lease vacant space and to renew or relet space under expiring leases at expected levels, competition with other real estate companies for tenants, the potential loss or bankruptcy of major tenants, interest rate levels, the availability of debt and equity financing, competition for real estate acquisitions and risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns, unanticipated operating and capital costs, the Company’s ability to obtain adequate insurance, including coverage for terrorist acts, dependence upon certain geographic markets, and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which the Company’s tenants compete. Additional information on factors which could impact the Company and the forward-looking statements contained herein are included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report for the year ended December 31, 2003. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Non-GAAP Supplemental Financial Measures

Funds from Operations (FFO)
FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company. NAREIT defines FFO as net income (loss) before minority interest of unitholders (preferred and common) and excluding gains (losses) on sales of depreciable operating property and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustment for unconsolidated joint ventures. The GAAP measure that the Company believes to be most directly comparable to FFO, net income, includes depreciation and amortization expenses, gains or losses on property sales and minority interest. In computing FFO, the Company eliminates substantially all of these items because, in the Company’s view, they are not indicative of the results from the Company’s property operations. To facilitate a clear understanding of the Company’s historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of the Company’s financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions to shareholders.

Cash Available for Distribution (CAD)
Cash available for distribution, CAD, is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined under GAAP. CAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate CAD the same way, the presentation of CAD may not be comparable to similarly titled measures of other companies.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except per share information)

	September 30, 2004	December 31, 2003

ASSETS
Real estate investments:
Operating properties	$2,503,890	$1,869,744
Accumulated depreciation	(311,109)	(268,091)

	2,192,781	1,601,653
Construction-in-progress	89,092	29,787
Land held for development	59,413	63,915

	2,341,286	1,695,355

Cash and cash equivalents	9,863	8,552
Escrowed cash	17,301	14,388
Accounts receivable, net	13,138	5,206
Accrued rent receivable	30,511	26,652
Investment in marketable securities	462	12,052
Assets held for sale	3,565	5,317
Investment in unconsolidated joint ventures, at equity	13,459	15,853
Deferred costs, net	32,259	26,071
Other assets	126,043	46,330

Total assets	$2,587,887	$1,855,776

LIABILITIES AND BENEFICIARIES’ EQUITY

Mortgage notes payable	$522,717	$462,659
Borrowings under Credit Facility	322,000	305,000
2005 Unsecured term loan	—	100,000
2007 Unsecured term loan	320,000	—
2008 Unsecured term loan	113,000	—
Accounts payable and accrued expenses	28,421	30,290
Distributions payable	27,179	20,947
Tenant security deposits and deferred rents	17,628	16,123
Other liabilities	34,551	15,360
Liabilities related to assets held for sale	—	52

Total liabilities	1,385,496	950,431

Minority interest	43,592	133,488

Beneficiaries’ equity:
Preferred Shares (shares authorized-10,000,000):
7.25% Series A Preferred Shares, $0.01 par value; shares issued and outstanding-750,000 in 2004 and 2003	8	8
7.50% Series C Preferred Shares, $0.01 par value; shares issued and outstanding-2,000,000 in 2004 and 2003	20	20
7.375% Series D Preferred Shares, $0.01 par value; shares issued and outstanding-2,300,000 in 2004 and no shares in 2003	23	—
Common Shares of beneficial interest, $0.01 par value; shares authorized-100,000,000; issued and outstanding-53,559,258 in 2004 and 41,040,710 in 2003	533	410
Additional paid-in capital	1,336,574	936,730
Share warrants	401	401
Cumulative earnings	362,003	310,212
Accumulated other comprehensive income (loss)	58	(2,158)
Cumulative distributions	(540,821)	(473,766)

Total beneficiaries’ equity	1,158,799	771,857

Total liabilities and beneficiaries’ equity	$2,587,887	$1,855,776

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2004	2003	2004	2003

Revenue
Rents	$66,637	$64,354	$194,703	$192,570
Tenant reimbursements	9,689	9,045	25,838	26,101
Other	3,318	3,604	9,736	7,678

Total revenue	79,644	77,003	230,277	226,349

Operating Expenses
Property operating expenses	21,972	19,183	64,338	59,559
Real estate taxes	7,686	7,301	21,471	20,593
Interest	11,474	13,746	35,526	44,293
Depreciation and amortization	18,293	15,196	50,936	44,795
Administrative expenses	3,534	3,630	10,977	10,953

Total operating expenses	62,959	59,056	183,248	180,193

Income from continuing operations before equity in income of real estate ventures, net gain on sales of interests in real estate and minority interest	16,685	17,947	47,029	46,156
Equity in income (loss) of real estate ventures	665	(531)	1,573	38

Income from continuing operations before net gain on sales of interests in real estate and minority interest	17,350	17,416	48,602	46,194
Net gain on sales of interests in real estate	1,753	—	2,901	1,152
Minority interest attributable to continuing operations	(257)	(2,367)	(2,140)	(6,967)

Income from continuing operations	18,846	15,049	49,363	40,379
Discontinued operations:
Income (loss) from discontinued operations	(80)	719	(232)	1,985
Net gain on disposition of discontinued operations	2,486	1,741	2,735	2,692
Minority interest	(86)	(109)	(90)	(215)

	2,320	2,351	2,413	4,462

Net Income	21,166	17,400	51,776	44,841
Income allocated to Preferred Shares	(2,677)	(2,976)	(7,372)	(8,928)
Redemption of Preferred Units	—	—	4,500	—

Income allocated to Common Shares	$18,489	$14,424	$48,904	$35,913

Earnings per Common Share after discontinued operations:
Basic income per Common Share	$0.39	$0.38	$1.07	$0.96

Basic weighted-average shares outstanding	46,929,049	37,359,385	45,565,650	36,095,349

Diluted income per Common Share	$0.39	$0.37	$1.07	$0.96

Diluted weighted-average shares outstanding	47,169,893	37,520,808	45,803,996	36,232,600

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS AND CASH AVAILABLE FOR DISTRIBUTION
(unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2004	2003	2004	2003

Reconciliation of Net Income to Funds from Operations (FFO):
Net income	$21,166	$17,400	$51,776	$44,841

Add (deduct):
Minority interest attributable to continuing operations	257	2,367	2,140	6,967
Net gain on sale of interests in real estate	(1,753)	—	(2,901)	(1,152)
Minority interest attributable to discontinued operations	86	109	90	215
Net gain on disposition of discontinued operations	(2,486)	(1,741)	(2,735)	(2,692)

Income before net gains on sales of interests in real estate and minority interest	17,270	18,135	48,370	48,179

Add:
Depreciation:
Real property	15,073	13,590	42,724	40,489
Real estate ventures	364	876	1,607	1,889
Amortization of leasing costs	2,972	1,820	7,615	5,224
Prepetual Preferred Share distributions	(1,998)	—	(5,334)	—
Redemption of Preferred Shares	—	—	4,500	—

Funds from operations (FFO)	$33,681	$34,421	$99,482	$95,781

FFO, excluding Preferred Share redemption gain (2)	$33,681	$34,421	$94,982	$95,781

Number of weighted-average Common Shares	50,261,196	48,727,360	49,338,183	47,468,409

FFO per weighted-average Common Share – fully diluted	$0.67	$0.71	$2.02	$2.02

FFO per weighted-average Common Share – fully diluted, excluding redemption charge (2)	$0.67	$0.71	$1.93	$2.02

Dividend per Common Share	$0.44	$0.44	$1.32	$1.32

Payout ratio of FFO (1)	65.7%	62.3%	65.5%	65.4%

Payout ratio of FFO, excluding redemption gain (1)(2)	65.7%	62.3%	68.6%	65.4%

EPS per weighted-average Common Share – diluted	$0.39	$0.37	$1.07	$0.96

Cash Available for Distribution (CAD):
FFO, excluding redemption gain (2)	$33,681	$34,421	$94,982	$95,781

Add (deduct):
Rental income from straight-line rents	(1,043)	(1,516)	(3,781)	(4,429)
Deferred market rental income	3	(72)	120	(262)
Amortization:
Deferred financing costs	527	529	1,559	1,533
Deferred compensation costs	520	691	1,647	2,191
Impairment loss	—	861	—	861
Second generation capital expenditures (3):
Building and tenant improvements	(8,671)	(7,350)	(23,542)	(20,117)
Lease commissions	(1,598)	(1,015)	(3,461)	(3,475)

Cash available for distribution	$23,419	$26,549	$67,524	$72,083

Number of weighted-average Common Shares	50,261,196	48,727,360	49,338,183	47,468,409

Dividend per Common Share	$0.44	$0.44	$1.32	$1.32

Cash flows from:
Operating activities	$27,091	$25,272	$100,975	$85,344
Investing activities	(603,336)	(8,089)	(634,981)	(28,743)
Financing activities	575,563	(17,210)	535,317	(75,909)

(1)	Payout ratio is calculated by dividing dividend per Common Share by FFO per weighted-average Common Share

(2)	Represents FFO excluding a gain of $4,500,000 related to Series B Preferred Unit redemption in February 2004.

(3)	Represents expenditures incurred during the period (regardless if lease commencement is after quarter end). Excludes first generation costs, which consist of capital expenditures, tenant improvements and leasing commissions associated with development and purchase price adjustments relating to acquisitions (including seller escrows, purchase price reduction or costs anticipated to initially lease-up acquired properties).

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS – QUARTER
(unaudited and in thousands)

Of the 247 Properties owned by the Company as of September 30, 2004, a total of 221 Properties (“Same Store Properties”) containing an aggregate of 14.7 million net rentable square feet were owned for the entire three months ended September 30, 2004 and 2003. Average occupancy for the Same Store Properties was 90.6% during 2004 and 91.6% during 2003. The following table sets forth revenue and expense information for the Same Store Properties:

	Quarter Ended September 30,
			Dollar	Percent
	2004	2003	Variance	Variance

Revenue
Rents (a)	$60,128	$60,566	$(438)	-0.7%
Tenant reimbursements	8,770	7,445	1,325	17.8%
Other (b)	189	498	(309)	-62.0%

	69,087	68,509	578	0.8%

Operating expenses
Property operating expenses	21,164	19,735	1,429	7.2%
Real estate taxes	6,822	6,398	424	6.6%

	27,986	26,133	1,853	7.1%

Net operating income	$41,101	$42,376	$(1,275)	-3.0%

(a)    Includes straight-line rental income of $819 for 2004 and $1,283 for 2003
(b)    Includes net termination fee income of $36 for 2004 and $376 for 2003

The following table is a reconciliation of Net Income to Same Store net operating income:

	Quarter Ended September 30,

	2004	2003

Net Income	$21,166	$17,400
Add/(deduct):
Interest expense	11,474	13,746
Administratative expenses	3,534	3,630
Equity in income of real estate ventures	(665)	531
Depreciation and amortization – continuing operations	18,293	15,196
Depreciation and amortization – discontinued operations	13	214
Net gain on sale of interests in real estate – continuing operations	(1,753)	—
Net gain on sale of interests in real estate – discontinued operations	(2,486)	(1,741)
Minority interest attributable to continuing operations	257	2,367
Minority interest attributable to discontinued operations	86	(109)

Consolidated net operating income	49,919	51,234
Less: Net operating income of non same store properties	(2,678)	(3,093)
Less: Eliminations and non-property specific net operating income	(6,140)	(5,765)

Same Store net operating income	$41,101	$42,376

Third Quarter Earnings Call and Supplemental Information Package

Brandywine President and CEO, Gerard H. Sweeney, will be hosting a conference call on Friday, November 5, 2004 at 11:00 a.m. EST. Call 1-888-889-5602. After the conference, a taped replay of the call can be accessed 24 hours a day through Friday, November 19, 2004 by calling 1-877-519-4471 – access code 4898498. In addition, the conference call can be accessed via a webcast located on the Company’s website @ brandywinerealty.com.

The Company has prepared a Supplemental Information package that includes financial results and operational statistics to support the announcement of third quarter earnings. The Supplemental Information package is available through the Company’s website @ brandywinerealty.com. The Supplemental Information Package will be found in the “Investor Relations – Financial Reports” section of the web page.

Brandywine Realty Trust, with headquarters in Plymouth Meeting, PA and regional offices in Mount Laurel, NJ and Richmond,VA, is one of the Mid-Atlantic Region’s largest full-service real estate companies. Brandywine owns, manages or has an ownership interest in 293 office and industrial properties, aggregating 23,837,449 million square feet.

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